UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 25, 2005
QUIPP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-14870	59-2306191

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 NW 157th Street, Miami, Florida	33014

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (305) 623-8700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Quipp, Inc. Supplemental Executive Retirement Program
     Effective October 25, 2005, the Corporate Governance and Compensation Committee of our Board of Directors (the “Committee”) implemented the Quipp, Inc. Supplemental Executive Retirement Program (the “SERP”). The SERP was implemented under our Equity Compensation Plan, as amended and restated as of June 7, 2005. A summary of the principal provisions of the SERP is set forth below.
     Eligibility — For purposes of the Employee Retirement Income Security Act of 1974, all participants must be management or highly compensated employees. The Committee has designated all of our executive officers and certain additional managers as participants in the first three-year performance period, described below.
     Performance Periods — Under the SERP, there will be three-year performance periods, and we will make allocations to participant accounts, in the form of stock units, following the end of each performance period. The first three-year performance period is January 1, 2005 – December 31, 2007. A new three-year performance period will begin each January 1, unless the Committee determines otherwise, so that there will be overlapping performance periods. For example, there will be performance periods for 2005-2007, 2006-2008 and 2007-2009, with allocations following the end of each performance period.
     Allocations — The total amount of allocations following the end of each performance period will be equal to five percent of the our net income during the three years in the performance period, as reported in our annual reports on Form 10-K, up to a maximum dollar amount specified by the Committee. At any time during a performance period, the Committee may review the amounts expected to be allocated following the end of the performance period under this formula to determine whether five percent continues to be an appropriate multiple, and the Committee may make such adjustments to the formula and the maximum dollar amount as the Committee deems appropriate. The Committee also will have discretion to make adjustments to the calculation of our net income for purposes of the SERP to take into account extraordinary events and other appropriate circumstances as the Committee determines.
     The total number of shares (expressed as stock units) to be allocated at the end of each performance period will be calculated by dividing the total allocation by the closing price of our common stock on the date of allocation. The Committee will determine the number of shares (expressed as stock units) to be allocated to the account of each participant. The allocation will be made within 120 days after the end of the performance period. Each participant will become 100% vested in his or her account on the last day of the performance period.
     Distributions — A participant’s vested interest in his or her account will be distributed in a lump sum payment after termination of employment, in the form of shares of our common stock, except as described below with respect to a change of control or except, in the discretion of the Committee, in connection with a participant’s financial hardship. If a participant’s employment terminates for any reason other than cause, the participant will receive a distribution of his or her vested account attributable to completed performance periods. No additional allocations will be made to the participant’s account, except that if the allocation has not yet been made for the last completed performance period, the participant will share in the allocation for that completed performance period, as determined by the Committee. The participant will not continue to participate in performance periods that have not been completed at the time the participant’s employment terminates. If a participant’s employment terminates for cause, the participant’s entire SERP account will be forfeited.
     The SERP will be subject to the requirements of section 409A of the Internal Revenue Code, which was added as part of the American Jobs Creation Act of 2004. Under section 409A, deferred compensation may not be distributed to a key employee of a public company until six months after termination of employment. “Key employee” is generally defined as an officer who earns more than $135,000 per year (indexed for inflation) and certain stockholders. As a result, distributions to key employees will be postponed for six months after termination of employment.
     Change of Control Provisions — Upon a change in control, as defined in the SERP, all ongoing performance periods will end as determined by the Committee as constituted immediately prior to the change in control (the “Incumbent Committee”) or, if no such determination is made, the performance periods will end on the last day of the fiscal quarter ending immediately prior to the change in control. The Incumbent Committee will make an allocation to participants’ accounts or, in the absence of such an allocation by the Incumbent Committee, allocations will be made to participants for a performance period, pro rata, based on participants’ base salary as of the date of the change in control. For this purpose, the Committee may rely on estimates prepared by the Company’s financial officers for the final quarter of a performance period, if financial statements for the quarter are not available.
     All accounts will be distributed in a lump sum payment immediately after the change of control. The Incumbent Committee will determine whether participants’ accounts will be distributed in shares of Company stock or cash. If the Committee makes no determination, the accounts will be paid in cash.
     Dividend Equivalents — If dividends are paid on our common stock, dividend equivalents will be credited with respect to the stock units credited to participants’ accounts. The dividend equivalents will be converted to additional stock units based on our stock price on the payment date for the dividend. The additional stock units will be fully vested when credited to a participant’s account and will be paid on the same basis as the stock units to which the dividend equivalents relate.
     Tax Treatment — Participants will recognize ordinary income upon the distribution of shares or cash from the SERP, and we will generally have a corresponding tax deduction. All distributions will be made subject to applicable tax withholding. We may allow withholding of shares (up to the minimum tax withholding rate) to cover required tax withholding upon distribution.

     The SERP was not structured to qualify for the “performance based compensation” exception to the $1 million deduction limitation under section 162(m) of the Internal Revenue Code, since it was not deemed likely that the 162(m) limitation on deductibility of compensation expense will apply to any of our executives.
     The above description of the SERP is qualified in its entirety by reference to the full text of the SERP, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Employment Agreement with Michael S. Kady
     We entered into an employment agreement with Michael S. Kady, our President and Chief Executive Officer, on October 25, 2005. Under the agreement, Mr. Kady will serve as our President and Chief Executive Officer and as President of our wholly-owned subsidiary, Quipp Systems, Inc. and in such additional executive positions as our Board of Directors determines. The agreement is for an initial term of three years and may be extended by the Company, for one or more two-year terms, upon notice given at least one year prior to the then-applicable expiration date.
     Under the agreement, we will pay Mr. Kady an annual base salary at the minimum rate of $225,000, subject to such upward adjustment as the Board may determine. In addition, Mr. Kady will be eligible for a discretionary annual bonus under Quipp’s Management Incentive Plan and will receive a $1,000 per month automobile allowance. Mr. Kady will also be entitled to participate in our medical and similar programs.
     In the event Mr. Kady’s employment is terminated by us without “cause” (as defined in the agreement), or in the event of a “constructive termination without cause” (as defined in the agreement), and Mr. Kady provides us with a general release as specified in the agreement, he will be entitled to receive, in addition to any earned but unpaid compensation, an amount equal to the greater of his annual base salary or his base salary for the balance of the then existing term of the agreement, payable in accordance with our normal payroll practices (the “Salary Continuation Payments”). However, if such termination or constructive termination without cause occurs during the period commencing 90 days prior to a “change of control” (as defined in the agreement) and ending 12 months following the change of control, Mr. Kady will receive a lump sum payment in an amount equal to the greater of two times his annual base salary or his base salary for the balance of the then existing term of the agreement. In addition, for a period of 12 months following any termination without cause or constructive termination without cause, we will reimburse the Mr. Kady for the cost of COBRA health insurance continuation coverage under our health plan. Payments to Mr. Kady following termination without cause or constructive termination without cause will be subject to a six month postponement if required by Section 409A of the Internal Revenue Code. In the event of such delay, all payments that otherwise would have been paid during such six month period will be paid after such six month period, and Mr. Kady will receive interest payments on the postponed payments at the prime rate. Mr. Kady will also be entitled to receive any benefits accrued and due under all of our applicable benefit plans and programs.

     In addition, the agreement also contains certain non-competition and non-solicitation provisions. The restrictions under these provisions will remain in effect until two years after the date of Mr. Kady’s termination of employment. Mr. Kady also agreed to certain confidentiality provisions.
     Under the agreement, a “change of control” is defined generally as meaning the acquisition by a person of securities having more than 20 percent of the voting power of the our outstanding securities; a sale or other disposition of substantially all of our assets; any transaction as a result of which our shareholders do not beneficially own at least 80 percent of the voting power of the surviving company in the election of directors; or a change in the composition of our Board of Directors as a result of which “incumbent board members” (as defined in the agreement) constitute less than a majority of the Board of Directors. However, the Board of Directors may determine that one or more of these events do not constitute a change of control, provided that a majority of the Board of Directors consists of incumbent board members. A “constructive termination without cause” means Mr. Kady’s resignation following a material reduction in his compensation, a significant diminution in his duties and responsibilities or assignment of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities he held on the date of the agreement, or the required relocation of Mr. Kady out of the greater Miami, Florida area, in each case except as is due to cause or disability.
     The agreement supersedes the change of control agreement, dated June 25, 2002, that we previously entered into with Mr. Kady.
     The above description of Mr. Kady’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Change of Control Agreement with Eric Bello
     On October 28, 2005, we and our wholly-owned subsidiary, Quipp Systems, Inc. (“Quipp Systems”), entered into a change of control agreement with Eric Bello, our Director of Finance and Treasurer and Quipp Systems Chief Financial Officer and Treasurer. Under the change of control agreement, if Mr. Bello is terminated for any reason other than “cause” (as defined in the agreement) or suffers a “constructive termination without cause” (as defined in the agreement) during the period commencing 90 days prior to a change of control and ending 12 months following the change of control, and Mr. Bello provides us with a general release as specified in the agreement, Mr. Bello will receive a lump sum payment equal to two times his base salary. In addition, for a period of 12 months following such termination or constructive termination, we will reimburse Mr. Bello for the cost of COBRA health insurance continuation coverage under our health plan. Payments to Mr. Bello following termination or constructive termination without cause will be subject to a six month postponement if required by Section 409A of the Internal Revenue Code. In the event of such delay, Mr. Bello will receive interest on the postponed payments at the prime rate. Mr. Bello will also be entitled to receive any benefits accrued and due under all of our applicable benefit plans and programs.
     In addition, Mr. Bello agreed to certain confidentiality and non-competition provisions.

     Under the agreement, a “change of control” is defined generally as meaning the acquisition by a person of securities having more than 20 percent of the voting power of the our outstanding securities; a sale or other disposition of substantially all of our assets; any transaction as a result of which our shareholders do not beneficially own at least 80 percent of the voting power of the surviving company in the election of directors; or a change in the composition of our Board of Directors as a result of which “incumbent board members” (as defined in the agreement) constitute less than a majority of the Board of Directors. However, the Board of Directors may determine that one or more of these events do not constitute a change of control, provided that a majority of the Board of Directors consists of incumbent board members. A “constructive termination without cause” means Mr. Bello’s resignation following a material reduction in his compensation, a significant diminution in his duties and responsibilities or assignment of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities he held on the date of the agreement, or the required relocation of Mr. Bello out of the greater Miami, Florida area, in each case except as is due to cause or disability.
     The above description of Mr. Bello’s change of control agreement is qualified in its entirety by reference to the full text of the change of control agreement, a copy of which is filed with this Exhibit 99.3 to this Current Report on Form 8-K.
Item 9.01 Financial Statement and Exhibits
     (d) Exhibits

Exhibit No.	Description
99.1	Quipp, Inc. Supplemental Executive Retirement Program

99.2	Employment Agreement, dated October 25, 2005 between Quipp, Inc. and Michael S. Kady

99.3	Change of Control Agreement, dated October 28, 2005 between Quipp, Inc. and Eric Bello

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIPP, INC. (Registrant)
By:	/s/ MICHAEL S. KADY
Michael S. Kady
President and Chief Executive Officer

Dated: October 31, 2005